Exhibit 99.2

Allen Matkins Leck Gamble Mallory & Natsis LLP
Attorneys at Law
Allen Matkins	1900 Main Street, 5th Floor | Irvine, CA 92614-7321 Telephone: 949.553.1313 | Facsimile: 949.553.8354 www.allenmatkins.com

Sandra A. Jacobson
E-mail: sjacobson@allenmatkins.com
Direct Dial: 949.851.5461 File Number: K6342-009/OC790700.01

Via Facsimile and
First Class Mail

September 26, 2006

AmeriVest Properties Inc. 1780 S. Bellaire Street, Suite 100 Denver, Colorado 80222 Attention: Charles Knight	Jenkens & Gilchrist, P.C. 1445 Ross Avenue, Suite 3200 Dallas, Texas 75202 Attention: Stephen R. Voelker

Re:	AmeriVest Portfolio Acquisition

Gentlemen:

Pursuant to Section 12.17 of the Agreement of Purchase and Sale dated as of July 17, 2006 between AmeriVest Hackberry Inc., et al and Koll/PER LLC (“Buyer”), this letter shall serve to notify you that Buyer has elected to exercise its right to extend the “Loan Assumption Period” for the first thirty (30) day extension period.  As a result of this extension, the Loan Assumption Period will now expire on November 15, 2006.  Please feel free to call me if you have any questions.

Very truly yours,

/s/ Sandra A. Jacobson
Sandra A. Jacobson

SAJ

cc:                                 Bryan McGowan ( via facsimile)